EXHIBIT 4.1


                                    FORM OF
                         SUBSCRIPTION RIGHTS CERTIFICATE

                      NUMBER OF RIGHTS:  ______

         SUBSCRIPTION RIGHTS CERTIFICATE NO.:  ___________

       NONTRANSFERABLE RIGHTS TO PURCHASE COMMON STOCK OF
                   FIRST LEESPORT BANCORP, INC.

     THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED NOVEMBER 9, 2001 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM SANDLER O'NEILL SHAREHOLDER SERVICES, A DIVISION OF SANDLER O'NEILL & PARTNERS, L.P. (THE "INFORMATION AGENT") AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "SUBSCRIPTION AGENT"). CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

     THIS SUBSCRIPTION RIGHTS CERTIFICATE (THE "SUBSCRIPTION RIGHTS CERTIFICATE") OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BEFORE 5:00 P.M., EASTERN TIME, ON DECEMBER 12, 2001, UNLESS EXTENDED BY THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., EASTERN TIME, ON JANUARY 2, 2002 (IN EITHER CASE, THE "EXPIRATION
TIME").

     THIS SUBSCRIPTION RIGHTS CERTIFICATE IS NOT TRANSFERRABLE AND MAY NOT BE COMBINED OR DIVIDED OR ASSIGNED TO ANY OTHER PERSON.

     The rights (the "Rights") represented by this Subscription Rights Certificate may be exercised, in whole or in part, by duly completing Form 1. Before exercising Rights, Rights Holders are urged to read carefully and in their entirety the Prospectus and Instructions As To Use of Subscription Rights Certificates (the "Instructions"), additional copies of which are available from the Information Agent and the Subscription Agent. IMPORTANT: COMPLETE FORM 1, AND IF APPLICABLE, DELIVERY INSTRUCTIONS, AND SIGN ON REVERSE SIDE.





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          SUBSCRIPTION PRICE:  $_____________ PER SHARE

        REGISTERED HOLDER:  _______________________________

     The registered owner whose name is inscribed hereon (the "Rights Holder"), is entitled to subscribe for and purchase from the Company, at the Subscription Price, one share of the Company's Common Stock, $5.00 par value (the "Common Stock"), pursuant to the Basic Subscription Right (an "Underlying Share"), and two shares of such Common Stock pursuant to the Oversubscription Privilege ("Excess Shares") if the Basic Subscription Right is exercised in full, for each Right evidenced hereby, upon the terms and subject to the conditions set forth in the Prospectus and the Instructions. Underlying Shares subscribed for pursuant to the Basic Subscription Right and Excess Shares subscribed for pursuant to the Oversubscription Privilege shall be delivered upon receipt of this Subscription Rights Certificate, duly completed, and upon payment of the applicable Subscription Price, as soon as practicable after the Expiration Time and after all prorations and reductions contemplated by the terms of the Offering have been effected.

By:____________________________     By:_______________________
     Raymond H. Melcher, Jr.           Jenette L. Eck
     Chairman, President and           Secretary
     Chief Executive Officer

     YOU SHOULD BE AWARE THAT IF YOU CHOOSE TO EXERCISE LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THE BALANCE OF YOUR RIGHTS WILL PERMANENTLY EXPIRE ON THE EXPIRATION DATE. YOUR EXERCISE OF RIGHTS IS IRREVOCABLE ONCE YOU HAVE SUBMITTED THIS SUBSCRIPTION RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO POSTPONE, MODIFY OR CANCEL THE RIGHTS OFFERING AT ANY TIME PRIOR TO THE EXPIRATION TIME IF IT DETERMINES THAT SUCH POSTPONEMENT, MODIFICATION OR CANCELLATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS

         IMPORTANT: PLEASE READ ALL INSTRUCTIONS CAREFULLY



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                                     FORM 1

                            EXERCISE AND SUBSCRIPTION

     The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a)     Number of shares subscribed for pursuant
        to the Basic Subscription Right:                (a)_____

(b)     Number of shares subscribed for pursuant
        to the Oversubscription Privilege (1):          (b)_____

(c)     Total shares (sum of lines (a) and (b)):        (c)_____

(d)     Total number of shares subscribed for pursuant
        to the Basic Subscription Right (line (a))
        multiplied by the Subscription Price of
        $_________ (2):                                 (d)$____

(e)     Total number of shares subscribed for pursuant
        to the Oversubscription Privilege (line (b))
        multiplied by the Subscription Price of
        $__________ (2):                                (e)$____

(f)     Total Subscription Price (sum of lines (d)
        and (e)):                                       (f)$____

-------------------------------

1. To exercise the Oversubscription Privilege, you must fully exercise the Basic Subscription Right.

2. If the aggregate Subscription Price paid by an exercising Rights Holder is insufficient to purchase the number of Underlying Shares that such holder indicates are being subscribed for, or if an exercising Rights Holder does not specify the number of Underlying Shares to be purchased, then such Rights Holder will be deemed to have exercised first the Basic Subscription Right in full and second the Oversubscription Privilege to purchase Underlying Shares to the full extent of the payment rendered (subject to proration under certain circumstances as described in the Prospectus). If the aggregate Subscription Price paid by an exercising Rights



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       Holder exceeds the amount necessary to purchase the
       number of Underlying Shares and Excess Shares for which the Rights Holder has indicated an intention to subscribe, then the Rights Holder will be deemed to have exercised first, the Basic Subscription Right (if not already fully exercised) and second, the Oversubscription Privilege to the full extent of the excess payment tendered.

(g)     METHOD OF PAYMENT
        (CHECK AND COMPLETE APPROPRIATE BOX(ES))

         [__] Check in the amount of $_________ payable to Subscription Agent.

         [__] Certified check, bank draft or money order in the amount of $_________ payable to Subscription Agent.

         [__] Wire transfer in the amount of $__________ directed to American Stock Transfer & Trust Company, Subscription Agent, _______________, __, __, ABA #_________,
                  Account-________________, Attention:
                  __________________.  Indicate name of
                  institution transferring funds and name of registered owner:

(h)     NOTICE OF GUARANTEED DELIVERY

        [__] CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

         Name(s) of Registered Owner(s)_________________________
         Window Ticket Number (if any)__________________________
         Date of Execution of Notice of Guaranteed Delivery ____ Name of Eligible Institution which Guaranteed Delivery
         -------------------------------------------------------
         Telephone Number_______________________________________



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                                     FORM 2

                          SPECIAL DELIVERY INSTRUCTIONS

     Unless otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver certificates for Common Stock to the undersigned at the address appearing on the face of this Subscription Right Certificate.

     SPECIAL DELIVERY INSTRUCTIONS (See paragraph 3 of the Instructions) To be completed ONLY if the check evidencing a cash payment and/or the certificate evidencing the Common Stock, is to be sent to someone other than the registered holder or to an address on the face of this Subscription Right Certificate. Mail and deliver check and/or certificate for Common Stock to:

     Name:_____________________________________________________
                                 (Please Print)

     Address:__________________________________________________

     ----------------------------------------------------------
                              (Including Zip Code)

     ----------------------------------------------------------
           (Tax Identification or Social Security Number)




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              IMPORTANT:  RIGHTS HOLDER SIGN HERE
               IF RIGHTS ARE BEING EXERCISED AND
             COMPLETE ATTACHED SUBSTITUTE FORM W-9

                             Dated: __________, 2001

               ---------------------------------
               (Signature(s) of Rights Holder(s)

Must be signed by the registered holder(s) as name(s) appear(s) on this Subscription Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See the Instructions.

                                 (Please Print)
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Capacity (Full Title):__________________________________________
Address:  ______________________________________________________
                               (Include Zip Code)
Area Code and Home Telephone Number: __________________________ Area Code and Business Telephone Number: ______________________ Tax Identification or Social Security Number: _________________

                       SIGNATURE GUARANTEE
           (to be executed if Section (h) is completed;
              see paragraph 4 of the Instructions)

The undersigned, an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the Holder hereinabove is genuine.

Dated: ____________, 2001

                              ----------------------------------
                              Firm Name (If applicable)

                              ----------------------------------
                              Authorized Signature

                              ----------------------------------
                              Name and Title



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                               SUBSTITUTE FORM W-9

                               PAYER'S REQUEST FOR
                      TAXPAYER IDENTIFICATION NUMBER (TIN)

PAYER'S NAME:  American Stock Transfer & Trust Company

PART 1:  PLEASE PROVIDE YOUR TIN AND CERTIFY BY SIGNING AND
         DATING BELOW.

         -------------------------------
         Social Security Number
                 OR
         Employer Identification Number

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PART 2:  For Payees NOT subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.

PART 3:  Awaiting TIN [__]

CERTIFICATION. Under penalty of perjury, I certify that (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future) and (2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)


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SIGNATURE __________________________  DATE ____________________

Name __________________________________________________________
                       (PLEASE PRINT)

Address _______________________________________________________
                     (INCLUDING ZIP CODE)



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